SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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AMERICAN VANGUARD CORPORATION
(Name of Registrant as Specified in its Charter)

Cruiser Capital Advisors, LLC
Keith M. Rosenbloom
Cruiser Capital Master Fund LP
Metamorphosis VI LLC
Patrick E. Gottschalk
Mark R. Bassett
Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Cruiser Capital Master Fund LP

Cruiser Capital Master Fund LP and its affiliates issued a press release reporting that Glass Lewis recommended American Vanguard Stockholders vote FOR all three of Cruiser Capital’s nominees on the BLUE proxy card.  The press release is attached hereto, and is being filed under Rule 14a-6 of the Securities Exchange Act of 1934, as amended.
Important Information
Cruiser Capital Master Fund LP has nominated three individuals as nominees to the board of directors of American Vanguard Corporation (the “Company”) and is soliciting votes for the election of those individuals as members of the Company’s board of directors.  The individuals that have been nominated are Keith M. Rosenbloom, Patrick E. Gottschalk and Mark R. Bassett (the “Nominees”).  Cruiser Capital Master Fund LP is sending a definitive proxy statement, BLUE proxy card and related proxy materials to shareholders of the Company seeking their support of the Nominees at the Company’s 2022 Annual Meeting of Stockholders.  Stockholders are urged to read the definitive proxy statement and BLUE proxy card because they contain important information about the Nominees, the Company and related matters.  Stockholders may obtain a free copy of the definitive proxy statement and BLUE proxy card and other documents filed with the Securities and Exchange Commission (“SEC”) by Cruiser Capital Master Fund LP and its affiliates (the “Cruiser Capital Parties”) at the SEC’s web site at www.sec.gov.  The definitive proxy statement and other related SEC documents filed with the SEC by the Cruiser Capital Parties may also be obtained free of charge from the Cruiser Capital Parties, upon request.
Participants in Solicitation
The following persons may be deemed to be participants in the solicitation from the Company’s shareholders of proxies in favor of the Nominees (the “Participants”): Cruiser Capital Advisors, LLC, Keith M. Rosenbloom, Cruiser Capital Master Fund LP, Metamorphosis VI LLC, Patrick E. Gottschalk and Mark R. Bassett.  The Participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock.  Information regarding the Participants and their interests may be found in the definitive proxy statement the Participants filed with the SEC on May 9, 2022, which is incorporated herein by reference.

Glass Lewis Recommends American Vanguard Stockholders Vote FOR All Three of Cruiser Capital’s Nominees on the BLUE Proxy Card

Leading Independent Proxy Advisory Firm Confirms the Case for Change at American Vanguard, Calling Election of the Full Cruiser Slate a “Low Risk, High Reward Outcome” for Investors

Glass Lewis Calls AVD’s Defense “Intrinsically Weak” and Highlights Company’s “Trend of Very Poor Shareholder Returns, Deteriorating Operational Metrics, Ballooning Expenses, Poor Investor Communication and an Alarmingly Stagnant Boardroom”

Notes that the Board’s TSR Argument is Effectively the “Lynchpin” of Company’s Defense and that the Company’s Case “Ultimately Holds a Limited Degree of Water” Given that Over the Past Decade AVD Has Created “Essentially No Value”

Encourages Stockholders to Follow Glass Lewis’s Recommendation and Vote on the BLUE Proxy Card to Elect Cruiser’s Three Nominees

NEW YORK – May 19, 2022 – Cruiser Capital Master Fund LP and its affiliates (“Cruiser Capital,” or “Cruiser”), a top ten shareholder of American Vanguard Corporation (NYSE: AVD) (“American Vanguard,” “AVD” or the “Company”), owning approximately 2.5% of AVD’s outstanding shares, today announced that leading proxy advisory firm Glass, Lewis & Co. (“Glass Lewis”) has recommended that stockholders vote for ALL of Cruiser’s three director candidates by voting on the BLUE proxy card at the June 1, 2022, Annual Meeting of Stockholders (the “2022 Annual Meeting”).

In its report, Glass Lewis writes that, “(W)e believe CCA (Cruiser Capital Advisors) has ultimately presented investors with a compelling case for change, and has nominated individuals well suited to addressing what appear to be AVD’s most significant operational and governance failings.1”

Specifically, Glass Lewis highlights AVD’s chronic underperformance and stagnant shareholder returns:

•
“(W)e are inclined to suggest one side (Cruiser) presents a much more comprehensive and persuasive case, owing in no small part to the fact that AVD rests its returns methodology on a rather narrow and tenuous precipice: the board’s rebuke advances what appears to be a completely novel peer set, focuses heavily on a single measurement window tied to periodic lows, eschews long-utilized benchmarks and incorporates an entirely new performance barometer, all in the somewhat strained service of suggesting AVD has compellingly weathered obstructive industry headwinds.”

•	“Our own review suggests the board’s TSR position, which is arguably the linchpin for the remainder of its defense, ultimately holds a limited degree of water here.”

•
“First, over the long haul, the evident absolute and relative narrative is not, in our view, disputable: across the last decade, AVD has created essentially no value, a result which may have been tenable had relevant benchmarks generated similar or worse returns… Here, it is worth acknowledging the incumbent candidates targeted by CCA have each served on the board for at least twelve years, and thus seem to share fairly direct responsibility for these observable returns.”

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“Taken collectively, we believe the sum of available data strongly suggests AVD has persistently generated subpar value for investors relative to peers and applicable benchmarks across a variety of pre-contest time periods, and further find the board’s defense is overly reliant on a narrow, low context trading trough and a recently manufactured peer set which fundamentally departs from the board’s long-established methodologies.”

Glass Lewis shares Cruiser’s concerns about AVD’s operational issues, capital allocation policies and declining EBITDA margins:

•
“(W)e believe CCA is again much more successful in asking pointed questions than management is in answering them. In particular, we believe the Dissident’s foundational point here -i.e. that AVD has failed to reliably generate strong earnings growth, despite nearly doubling revenues over the last decade – is not subject to meaningful dispute.”

1 Permission to quote Glass Lewis was neither sought nor obtained. Emphases added.

•	“All else held equal, we agree that investors have been presented with limited disclosure from the board, which, in turn, directly contributes to fairly disconcerting transactional math.”

•
“Coupled with observed trends in AVD’s ballooning cost profile, this dynamic hardly seems to suggest the board has been particularly efficient or effective at integrating new acquisitions in a manner that consistently and durably translates into improved earnings. Instead, data seems to suggest prior operations have withered on the vine, with AVD offsetting stagnant revenues through serial bolt-on acquisitions which thereafter seem to function with few cost management objectives in mind.”

•
“(W)e believe CCA presents a persuasive case to suggest AVD’s legacy operational architecture and growth-by-acquisition methodology have together persistently failed to translate into attractive margins, improved earnings or, as previously discussed, compelling shareholder returns.”

Glass Lewis criticizes AVD’s corporate governance policies and weak approach to Board refreshment:

•	“(W)e would not suggest the board has gone particularly far out of its way to embrace dynamism or prepare adequately for change.”

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“Nowhere is this more evident than with respect to the board’s age-based retirement non-policy, which, as noted by CCA, has essentially compelled Messrs. Erlich and lngulli to repeatedly submit resignations, the subsequent acceptance of which has thereafter been subject to a “close evaluation” which has consistently facilitated their continued service.”

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“As a result of this unnecessarily confusing framework and what we consider a very weak approach to refreshment, AVD has effectively onboarded just two new directors over nearly a decade, while also signaling that Messrs. Erlich and lngulli may, in lieu of a clearly communicated process designed to timely attract credible new directors, continue to serve indefinitely. We believe this observably stagnant architecture courts increasing transition risk, functionally precludes the cultivation of fresh perspectives and likely contributes to the current board’s apparently entrenched belief that the Company is performing well, despite a panoply of factors which suggest otherwise.”

In supporting the election of Cruiser’s nominees to the AVD Board, Glass Lewis states:

•	“Shifting to CCA's short slate, we find what appears to be a suitably qualified selection of candidates credibly prepared to address the concerns identified within the Dissident's materials.”

•
“Regarding the individual Cruiser nominees, Glass Lewis notes, “Mr. Basset appears to have an extensive operational background in the chemicals industry…Mr. Gottschalk appears to have an extensive operational background in the chemicals industry; and Keith Rosenbloom is the co-founder of CCA, and brings extensive experience as a shareholder advocate.”

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“We believe the collective expertise of Messrs. Basset, Gottschalk and Rosenbloom speaks directly to observed weaknesses at AVD: the board has not, in our view, convincingly demonstrated it is capable of consistently generating shareholder value, efficiently managing costs, identifying, securing and integrating key strategic opportunities or reliably driving profitable growth in the absence of exogenous black swan events, nor does it appear the board is well prepared to address its own deficiencies, including very weak succession planning, opaque or incomplete investor communication and a negligible commitment to true board refreshment. We thus believe election of the full Dissident slate represents a fairly low risk, high reward outcome for unaffiliated investors here.”

Cruiser Capital stated: “We’re very pleased Glass Lewis shares our conclusion that change is needed in the American Vanguard boardroom. Stockholders deserve more than the decade-long underperformance and stagnant stock price that has been overseen by the entrenched AVD Board. Cruiser’s nominees, Mark Bassett, Pat Gottschalk and Keith Rosenbloom will bring the skills and experience necessary to enhance corporate governance practices, address operational inefficiencies and increase transparency to unlock American Vanguard’s significant potential for all its stakeholders.”

For more information, please visit: https://www.okapivote.com/americanvanguard/.

Cruiser encourages stockholders to follow Glass Lewis’s recommendation and vote today on the BLUE proxy card to help elevate AVD.

Investor Contact:

Okapi Partners
Jason Alexander / Bruce Goldfarb
Info@Okapipartners.com

Cruiser Capital Advisors
Keith M. Rosenbloom
ElevateAVD@CruiserCap.com

Media Contact:

Longacre Square Partners
Dan Zacchei / Miller Winston
DZacchei@longacresquare.com / MWinston@longacresquare.com

About Cruiser Capital Advisors
Cruiser Capital Advisors, LLC is an investment management firm that concentrates its investments in companies it believes trade at public market values substantially different from intrinsic value. Cruiser often utilizes a constructivist approach to collaborate with management teams to help drive stockholder value. Cruiser may be contacted at Info@Cruisercap.com

Important Information
Cruiser has nominated three individuals as nominees to the board of directors of American Vanguard Corporation, a Delaware corporation (the “Company”), and intends to solicit votes for the election of those individuals as members of the Company’s board of directors. The individuals that have been nominated are Keith M. Rosenbloom, Patrick E. Gottschalk and Mark R. Bassett (the “Nominees”). Cruiser Capital Master Fund LP is sending a definitive proxy statement, BLUE proxy card and related proxy materials to shareholders of the Company seeking their support of the Nominees at the Company’s 2022 313 Annual Meeting of Stockholders. Stockholders are urged to read the definitive proxy statement and BLUE proxy card, because they contain important information about the Nominees, the Company and related matters. Stockholders may obtain a free copy of the definitive proxy statement and BLUE proxy card and other documents filed with the Securities and Exchange Commission (“SEC”) by Cruiser Capital and its affiliates (the “Cruiser Capital Parties”) at the SEC’s web site at www.sec.gov. The definitive proxy statement and other related SEC documents filed with the SEC by the Cruiser Capital Parties may also be obtained free of charge from the Cruiser Capital Parties, upon request.

Participants in Solicitation
The following persons may be deemed to be participants in the planned solicitation from the Company’s shareholders of proxies in favor of the Nominees (the “Participants”): Cruiser Capital Advisors, LLC, Keith M. Rosenbloom, Cruiser Capital Master Fund LP, Metamorphosis VI LLC, Patrick E. Gottschalk and Mark R. Bassett who own some or all of their shares through accounts managed by Cruiser Capital Advisors, LLC. The Participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock. Information regarding the Participants and their interests may be found in the definitive proxy statement the Participants filed with the SEC on May 9, 2022, which is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements
These materials may contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “opportunity,” “estimate,” “plan” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in these materials that are not historical facts are based on current expectations and speak only as of the date of such materials, and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Cruiser Capital Parties.  Although the Cruiser Capital Parties believe that the assumptions underlying the projected results or forward-looking statements included in these materials are reasonable as of the date of such materials, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included herein will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included herein, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. The Cruiser Capital Parties will not undertake and specifically decline any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.